UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 10, 2014, Hyperion Therapeutics, Inc. (the “Company”) became aware that the Food and Drug Administration (“FDA”) on March 6, 2014 posted on its website that FDA’s Office of Generic Drugs had received an Abbreviated New Drug Application (“ANDA”) containing a Paragraph IV patent certification with respect to RAVICTI® (glycerol phenylbutyrate) Oral liquid on November 19, 2013. A Paragraph IV certification indicates that the generic sponsor believes certain Hyperion patents are invalid, unenforceable or not infringed. The Company intends to vigorously enforce its intellectual property rights relating to RAVICTI.

The FDA does not disclose the identity of the ANDA applicant, and the Company has not received any official notice of the application.

RAVICTI and uses thereof are currently covered by U.S. Patent No. 5,968,979 titled “Triglycerides and ethyl esters of phenylalkanoic acid and phenylalkenoic acid useful in treatment of various disorders,” which currently expires in February 2015, U.S. Patent No. 8,404,215 titled “Methods of therapeutic monitoring of nitrogen scavenging drugs,” which expires in March 2032, and U.S. Patent No. 8,642,012 titled “Methods of treatment using ammonia scavenging drugs,” which expires in September 2030. Each of these patents is listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. RAVICTI has also been granted orphan drug exclusivity by FDA extending to February 2020. The Paragraph IV certification does not challenge or affect the term of orphan drug exclusivity.

For more information on the risks associated with the Company’s efforts to secure and maintain intellectual property protection for RAVICTI, please see the Risk Factors section of the Company’s Form 10-K filed with the Securities and Exchange Commission on March 7, 2014. The Company cannot predict the outcome of this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2014	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer